Exhibit 5.1

March 13, 2013

Silver Spring Networks, Inc.

555 Broadway Street

Redwood City, California 94063

Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Silver Spring Networks, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about March 13, 2013 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate 11,642,918 shares of the Company’s common stock, $0.001 par value per share (the “Stock”), that are subject to issuance by the Company upon the exercise or settlement of (a) awards granted under the Company’s 2003 Stock Option Plan, as amended (the “2003 Plan”), (b) awards granted under the Greenbox Technology, Inc. 2007 Stock Plan (the “2007 Plan”), (c) awards granted or to be granted under the Company’s 2012 Equity Incentive Plan (the “2012 Plan”), and (d) purchase rights to acquire shares of common stock to be granted under the Company’s 2012 Employee Stock Purchase Plan (the “Purchase Plan”). The 2003 Plan, the 2007 Plan, the 2012 Plan and the Purchase Plan are collectively referred to in this letter as the “Plans.” In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)	the Company’s Seventh Restated Certificate of Incorporation, as amended, certified by the Delaware Secretary of State on February 11, 2013 (the “Restated Certificate”) and the Restated Certificate of Incorporation that the Company intends to file and that will be effective upon the closing of the Company’s initial public offering (the “Post-Effective Restated Certificate”);

(2)	the Company’s Bylaws, certified by the Company’s Secretary on February 15, 2013 (the “Bylaws”) and the Amended and Restated Bylaws that the Company has adopted in connection with, and that will be effective upon the closing of the Company’s initial public offering (the “Post-Effective Bylaws”);

Silver Spring Networks, Inc.

March 13, 2013

(3)	the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

(4)	the Plans and related forms of agreements under the Plans;

(5)	the prospectuses prepared in connection with the Registration Statement (the “Prospectuses”);

(6)	the minutes of meetings and actions by written consent of the Company’s Board of Directors and the Company’s stockholders provided to us by the Company relating to the adoption, approval, authorization and/or ratification of (a) the Restated Certificate, (b) the Post-Effective Restated Certificate, (c) the Bylaws, (d) the Post-Effective Bylaws, (e) the filing of the Registration Statement, and (f) the Plans, including the reservation of the Stock for sale and issuance pursuant to the Plans and the sale and issuance of the Stock pursuant to the Plans;

(7)	the stock records for the Company that the Company has provided to us (consisting of a list of stockholders, a list of option, restricted stock unit and warrant holders respecting the Company’s capital and of any rights to purchase capital stock that was prepared by the Company and dated December 31, 2012 respecting the Company’s capital stock and any rights to purchase capital stock and verifying the number of such issued and outstanding securities);

(8)	The Agreement and Plan of Reorganization by and among the Company, Rob Acquisition Corp., Greenbox Technology, Inc. and Jonathan Gay, as Stockholders’ Agent, dated September 21, 2009, and all exhibits thereto, as well as the Certificate of Merger Merging Rob Acquisition Corp. with and into Greenbox Technology, Inc. filed with the Delaware Secretary of State on October 2, 2009;

(9)	A Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated March 12, 2013, stating that the Company is qualified to do business and in good standing under the laws of the State of Delaware (the “Certificate of Good Standing”); and

(10)	an Opinion Certificate addressed to us, dated of even date herewith and executed by the Company, containing certain factual representations (the “Opinion Certificate”).

In our examination of documents for purposes of this opinion, we have relied on the accuracy of representations to us by officers of the Company with respect to the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack

Silver Spring Networks, Inc.

March 13, 2013

of any undisclosed modification or amendment to any document reviewed by us and the due authorization, execution and delivery of all document referenced in clause (6) to us. We have also assumed that the certificates representing the Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Opinion Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Certificate of Good Standing and representations made to us by the Company in the Opinion Certificate.

Based upon the foregoing, it is our opinion that:

(1) The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware; and

(2) The 11,642,918 shares of Stock that may be issued and sold by the Company upon the exercise or settlement of (a) awards granted under the 2003 Plan, (b) awards granted under the 2007 Plan, (c) awards granted or to be granted under the 2012 Plan, and (d) purchase rights granted or to be granted under the Purchase Plan, when issued, sold and delivered in accordance with the applicable plan and purchase agreements, if any, to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and relevant Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

***Remainder of page intentionally left blank***

Silver Spring Networks, Inc.

March 13, 2013

This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

By:	/s/ Robert A. Freedman
Robert A. Freedman, a Partner